Exhibit 2.2

LAW OFFICES

MARK D. BISGEIER

9601 WILSHIRE BOULEVARD SUITE 755 BEVERLY HILLS CALIFORNIA 90210

tel [310] 205-9550 fax [310] 205-9552 mdb@filmlaw.com

As of January 5, 2006

Mr. Klaus Moeller

2195 San Dieguito Drive

Del Mar CA 92014

Pacific Entertainment Corporation

2195 San Dieguito Drive

Del Mar CA 92014

Attention: Klaus Moeller

Genius Products, Inc.

740 Lomas Santa Fe, Suite 210

Solana Beach, CA 92075

Attention: Trevor Drinkwater

Gentlemen:

Reference is made to that certain Asset Purchase Agreement dated as of December 31, 2005 (“Agreement”) between Genius Products, Inc. (“Genius”) and Klaus Moeller (“Moeller”).

For good and valuable consideration, receipt of which is acknowledged by the undersigned, the Agreement is hereby amended as follows, with Section references being Section numbers in the Agreement:

1.	The parties to the Agreement shall be Genius, as “Seller,” and Pacific Entertainment Corporation, a California corporation (“Pacific”), as “Buyer,” and Moeller is removed as a party to the Agreement and replaced by Pacific for all purposes thereunder.

2.	Section 2.1(b) is deleted and replaced by the following:

(b) Assumption of Obligations. Buyer hereby assumes any and all obligations for royalties, advances, reporting requirements, and all other obligations of any kind arising after the signing of this Agreement and arising out of or in connection with all talent agreements, producer agreements, and any and all other agreements relating to the Assets transferred pursuant to this Agreement. Notwithstanding the foregoing, if Seller’s rights

LAW OFFICES

MARK D. BISGEIER

Mr. Klaus Moeller / Pacific Entertainment Corporation / Genius Products, Inc.

As of January 6, 2006

p. 2

in the works comprising “Little Tikes” become included in the Assets pursuant to Paragraph 4 of the Disclosure Schedule, Genius shall nevertheless remain solely responsible for the payment of all sums constituting the “Advance” under Paragraph 4.3 of the “2003 LT Agreement” and Paragraph 4.3 of the “2004 LT Agreement” (as such agreements are defined in the Disclosure Schedule) (collectively, “LT Advances”), such LT Advances to be recouped by Genius pursuant to the terms of Distribution Agreement attached hereto as Exhibit C (“Distribution Agreement”).

3.	In Section 2.1(c), in seventh line, “will” is replaced by “may” and “certain” is deleted.

4.	In Section 2.5, in the first line, “in Certain Circumstances” is replaced by “of Other Property”.

5.	In Section 3.3(d), “[OMITTED]” is inserted before the semicolon.

6.	In Section 3.3(e), in the second line, the parenthetical “(‘Distribution Agreement’)” after “C” is deleted.

7.	In Section 3.3(e), at the end of the third and beginning of the fourth lines, “in addition to Seller’s distribution fee of twenty percent (20%)” is replaced by “in addition to Seller’s distribution fee of fifteen percent (15%)”; and in the fifth line, “in order to satisfy” is replaced by “and applied toward satisfaction of”.

8.	In Section 5.1, at the end, the bracket is deleted.

9.	In Section 5.2(a), in the first line, “[Except as set forth in the Disclosure Schedule,” is deleted and “the” is inserted before “full”; and at the end, the bracket is deleted.

10.	In Section 5.7, in the second line, “by or under the control of Buyer” is inserted after “manufactured”; in the sixth line, “any” is inserted before “inferior”; in the seventh line, “of such products” is inserted after “workmanship”; and in the eighth line, “or under the control of” is inserted before “Buyer”.

11.	In Section 11.2, notices to Buyer shall indicate Pacific’s name and address rather than Moeller’s.

12.	In the signature block, Buyer shall indicate Pacific rather than Moeller.

LAW OFFICES

MARK D. BISGEIER

Mr. Klaus Moeller / Pacific Entertainment Corporation / Genius Products, Inc.

As of January 6, 2006

p. 3

13.	Exhibit D of the Agreement is deleted and replaced by Exhibit “D” attached hereto.

In all other respects, the Agreement is hereby ratified and confirmed.

Please indicate your agreement to the foregoing by signing this agreement in the space provided below.

Very truly yours,

/s/ Mark D. Bisgeier
Mark D. Bisgeier

ACCEPTED AND AGREED:

/s/ Klaus Moeller
Klaus Moeller

Pacific Entertainment Corporation

By:	/s/ Klaus Moeller
Its:	CEO

Genius Products, Inc.

By:	/s/ Trevor Drinkwater
Its:	CEO